Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-266167) on Form S-4 of Impac Mortgage Holdings, Inc. of our report dated March 11, 2022 relating to the consolidated financial statements of Impac Mortgage Holdings, Inc., appearing in this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ Baker Tilly US, LLP

Irvine, California

August 29, 2022